As filed with the Securities and Exchange Commission on February 2, 2001
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

______________________

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY (State or other jurisdiction of incorporation or organization)	63-0366371 (I.R.S. Employer Identification Number)

1200 Urban Center Drive
Birmingham, Alabama 35242
(205) 298-3000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Amy M. Tucker, Esq.
1200 Urban Center Drive
Birmingham, Alabama 35242
(205) 298-3000
(205) 298-2960 (fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule  415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-68895
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Debt Securities	$40,000,000(2)(3)	100%	$40,000,000	$10,000

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Or if any Debt Securities are issued (i) with original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to $40,000,000 or (ii) with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate offering price equivalent to $40,000,000 at the time of the offering.
(3) Securities in an aggregate principal amount of $500,000,000 were sold on April 7, 1999 under Registration Statement Number 333-68895.

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, REGISTRATION NUMBER 333-68895

         Vulcan Materials Company is filing this registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the public offering of our debt securities contemplated by Registration Statement Number 333-68895, which was originally filed by us with the Securities and Exchange Commission on December 14, 1998 and declared effective by the Securities and Exchange Commission on March 31, 1999.

         Vulcan Materials Company is filing this registration statement for the sole purpose of increasing the aggregate principal amount of registered debt securities by $40,000,000. The contents of Registration Statement Number 333-68895, including the prospectus contained therein, the prospectus supplement to which the additional debt securities relate, and all documents incorporated or deemed to be incorporated by reference into Registration Statement Number 333-68895, and all exhibits to Registration Statement Number 333-68895, are hereby incorporated in this registration statement by reference.

         Vulcan Materials Company hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission the applicable filing fee by wire transfer from its account to the Securities and Exchange Commission's account at Mellon Bank as soon as practicable, but in no event later than the close of the next business day following the filing of this registration statement. Vulcan Materials Company further certifies that it will not revoke the instructions to make the wire transfer and that it has sufficient funds to cover the amount of the filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on February 2, 2001.

VULCAN MATERIALS COMPANY
By: /s/ Donald M. James Donald M. James Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donald M. James Donald M. James	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2001

/s/ Mark E. Tomkins Mark E. Tomkins	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 2, 2001

/s/ Ejaz A. Khan Ejaz A. Khan	Vice President, Controller and Chief Information Officer (Principal Accounting Officer)	February 2, 2001

The following directors:

*Marion H. Antonini
*Philip J. Carroll, Jr.
*Livio D. DeSimone
*Phillip W. Farmer
*Douglas J. McGregor
*Ann D. McLaughlin
*James V. Napier
*Donald B. Rice
*Herbert A. Sklenar
*Orin R. Smith

Director Director Director Director Director Director Director Director Director Director

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of the above-indicated directors of the Registrant pursuant to a power of attorney signed by such director.

/s/ William F. Denson, III William F. Denson, III		February 2, 2001

INDEX TO EXHIBITS
Exhibit No. 5.1 23.1 23.2 24

Opinion and Consent of William F. Denson, III, Senior Vice President and General Counsel of the Registrant.
Consent of Deloitte & Touche LLP.
Consent of Counsel (included in Exhibit 5.1).
Powers of Attorney.